           EXHIBIT 10.19
ENVIRONMENTAL INDEMNITY

This Environmental Indemnity (“Indemnity”) is made and effective as of August 25, 2009, by Shea Mining & Milling, LLC, a Nevada limited liability company (the “Indemnitor”), to and for the benefit of NJB Mining, Inc., an Arizona corporation (“Lender”), and each of its successors, assigns and participants, and its and their respective parent, subsidiary and affiliated corporations, and the respective directors, officers, agents, attorneys, and employees of each of the foregoing (each of which shall be referred to hereinafter individually as an “Indemnified Party” and collectively as “Indemnified Parties”).

WITNESSETH:

A.           Lender has agreed to make a loan in the maximum principal amount of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), to Indemnitor, as “Borrower”, which Loan is evidenced by that certain Promissory Note of even date herewith (“Note”), and secured by, among other things, that certain Deed of Trust and Security Agreement With Fixture Filing and Assignment of Rents of even date herewith executed by Borrower, as “trustor,” in favor of Lender, as beneficiary (“Deed of Trust”), which Deed of Trust encumbers the land described on Exhibit “A” attached hereto (“Land”), and the improvements constructed or to be constructed thereon (which improvements, together with the Land, shall hereinafter be referred to as “Real Property”).  (Each party hereto acknowledges that the obligations hereunder are not secured by the Deed of Trust.)

B.           It is a condition of Lender making the Loan that this Indemnity be executed and delivered by Indemnitor. Lender is making the Loan in reliance upon this Indemnity.

C.           Indemnitor will benefit from the making of the Loan by Lender.

NOW, THEREFORE, in consideration of the foregoing and of Lender making the Loan, and other valuable consideration, the receipt of which is hereby acknowledged, Indemnitor agrees as follows:

1.           As used in this Indemnity, the following terms shall have the following meanings:

“Environmental Laws” means any and all present and future federal, state and local laws, ordinances, regulations, permits, guidance documents, policies, and any other requirements of Governmental Authorities relating to health, safety, the environment or to any Hazardous Substances or Hazardous Substances Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), the Resource Conservation Recovery Act (“RCRA”), the Hazardous Materials Transportation Act, the Refuse Act, the Toxic Substances Control Act, the Clean Water Act, the Endangered Species Act, the Clean Air Act, the Occupational Health and Safety Act and the applicable provisions of Chapters 445A, 445B and 459 of Nevada Revised Statutes, and the rules, regulations, and guidance documents promulgated or published thereunder.

“Environmental Losses”  means Losses suffered or incurred by any Indemnified Party, arising out of or as a result of:  (i) any Hazardous Substance Activity that occurs or is alleged to have occurred in whole or in part on or prior to (but not after) the Transfer Date; (ii) any violation based in whole or in part on activity alleged to have occurred prior to (but not after) the Transfer Date of any applicable Environmental Laws relating to the Real Property or to (but not after) the ownership, use, occupancy or operation thereof; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental agency in connection with any Hazardous Substance Activity that occurs or is alleged to have occurred in whole or in part on or prior to the Transfer Date; or (iv) any claim, demand or cause of action, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnified Party which directly or indirectly relates to, arises from or is based on any of the matters described in clauses (i), (ii), or (iii), or any allegation of any such matters.  Environmental Losses shall include Losses suffered or incurred by an Indemnified Party after the Transfer Date that would not have been incurred or suffered but for any matter described in clause (i), (ii) or (iii) or any allegation of any such matters, including without limitation, Environmental Losses incurred by any Indemnified Party arising out of or as a result of (a) the introduction or release of a Hazardous Substance which is discovered or released at the Real Property or any portion thereof after the Transfer Date, but which were introduced at the Real Property prior to the Transfer Date, (b) the continuing migration or release of any Hazardous Substance introduced in, on or under the Land or surrounding property prior to the Transfer Date, and (c) fees incurred for the service of attorneys or consultants, contractors, laboratories and all other costs incurred in connection with any matter described in clause (i), (ii) or (iii) above.  Notwithstanding anything to the contrary herein, Borrower shall not be responsible for Environmental Losses incurred as a result of activities that occurred prior to Borrower’s acquisition of the Real Property or any portion thereof.

“Hazardous Substance” means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “acutely hazardous waste,” “radioactive waste”, “infectious waste”, “biohazardous waste”, “toxic substance”, “pollutant”, “toxic pollutant,” or “contaminant,” as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “EP toxicity,” or “TCLP toxicity”; (ii) petroleum, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (iii) “hazardous material” as defined in Nevada Revised Statutes  §459.7024; (iv) “pollutant” and “pollution” as defined in Nevada Revised Statutes §§ 445A.400 and 445A.405, respectively; (v) asbestos in any form; (vi) urea formaldehyde foam insulation; (vii) polychlorinated biphenyls (PCBs); (viii) radon; (ix) pesticides and other poisons; (x) lead, mercury, and other heavy metals; (xi) any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety reasons by any Governmental Authority, or which poses a significant present or potential hazard to human health and safety or to the environment if released into the workplace or the environment; and (xii) any substance the presence of which requires remediation or investigation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law.

“Hazardous Substance Activity” means any actual or proposed use, storage, holding, existence, release (including any spilling, leaking, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, or groundwater), emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation to or from the Land of any Hazardous Substances from, under, in, into or on the Land or surrounding property, including, without limitation, the movement or migration of any Hazardous Substance from surrounding property or groundwater in, into or onto the Land and any residual Hazardous Substance contamination in, on or under the Real Property.

“Losses” means any and all losses, liabilities, damages (whether actual, consequential, punitive, or otherwise denominated), demands, claims, actions, judgments, causes of action, assessments, penalties, costs and expenses (including, without limitation, reasonable attorneys' and/or consultants' fees and disbursements), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote, including, without limitation, any of the foregoing caused by the negligence of any Indemnified Party or caused by or directly attributable to an Indemnified Party prior to the Transfer Date.

“Transfer Date” means the date on which Lender (or its affiliate or assignee) acquires fee title to the Real Property or any portion thereof pursuant to power of sale or judicial foreclosure of the lien of the Deed of Trust, or by receipt of a deed in lieu of such foreclosure, and all redemption rights to which Borrower may be entitled have expired, so long as a period of 91 days has elapsed since the date on which fee title vests in Lender (or its affiliate) and during such period no bankruptcy or other insolvency proceeding is filed by or against Borrower.  If Borrower should remain in possession of the Real Property or any portion of it after the Transfer Date, or if Borrower should engage in any Hazardous Substance Activity on or at the Real Property after the Transfer Date, the Transfer Date shall be deemed to be the date after which Borrower is no longer in possession of any portion of the Real Property and has ceased to engage in any Hazardous Substance Activity on or at the Real Property.

2.           Notwithstanding any limitations set forth in Nevada Revised Statutes § 40.509, or any other statutes or regulations, Indemnitor indemnifies Indemnified Parties, and shall defend, and hold harmless Indemnified Parties, and each of them, from and against any and all Environmental Losses.

3.           (A)           If any Indemnified Party notifies Indemnitor of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in Section 2 applies, Indemnitor shall, upon demand by the Indemnified Party, assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel and other professional consultants selected by the Indemnified Party.

(B)           If any claim, action, proceeding, or investigation arises as to which the indemnity provided for in Section 2 applies, and Indemnitor fails to assume promptly (and in any event within 10 days after being notified of the claim, action, proceeding, or investigation), if it is required to do so, the defense of the Indemnified Party, then the Indemnified Party may contest and settle the claim, action, proceeding, or investigation at Indemnitor's expense using counsel selected by the Indemnified Party; provided, however, that after any such failure by Indemnitor no such contest need be made by the Indemnified Party and settlement or full payment of any claim may be made by the Indemnified Party without Indemnitor's consent and without releasing Indemnitor from any obligations to the Indemnified Party under Section 2.

4.           Indemnitor shall immediately notify Lender upon discovering or becoming aware of the existence of any Hazardous Substance on, under, in, above, or in the vicinity of the Real Property (except that, if life threatening emergencies that require immediate remedial action to be taken exist, and Indemnitor, because it is undertaking such action, is unable to so notify Lender, Indemnitor shall so notify Lender as soon thereafter as Indemnitor is not so prevented from giving such notice to Lender).

5.           This Indemnity is given solely to protect Lender and the other Indemnified Parties against Environmental Losses, and not as additional security for, or as a means of repayment of, the Loan, and Indemnitor acknowledges that the Indemnified Parties may bring a separate action for a breach of this Indemnity as allowed by Nevada Revised Statutes § 40.508.  The obligations of Indemnitor under this Indemnity are independent of, and shall not be measured or affected by (i) any amounts at any time owing under the Loan or the Note, or secured by the Deed of Trust or any other security instrument, (ii) the sufficiency or insufficiency of any collateral (including, without limitation, the Real Property) given to Lender to secure repayment of the Loan, (iii) the consideration given by Lender or any other party in order to acquire the Real Property, or any portion thereof, (iv) the modification, expiration or termination of the Deed of Trust or any other document or instrument relating to the Loan, or (v) the discharge or repayment in full of the Loan (including, without limitation, by amounts paid or credit bid at a foreclosure sale or by discharge in connection with a deed in lieu of foreclosure).

6.           Indemnitor's obligations hereunder shall survive the sale or other transfer of the Real Property by Borrower prior to foreclosure or other transfer of the Real Property.  The rights of each Indemnified Party under this Indemnity shall be in addition to any other rights and remedies of such Indemnified Party against Indemnitor under any other document or instrument now or hereafter executed by Indemnitor, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA), and shall not in any way be deemed a waiver of any of such rights.  Indemnitor agrees that it shall have no right of contribution (including, without limitation, any right of contribution under CERCLA) or subrogation against any other person or entity, including, but not limited to, Borrower unless and until all obligations of Indemnitor have been satisfied.

7.           All obligations of Indemnitor hereunder shall be payable upon written demand, and any amount due and payable hereunder to any Indemnified Party by Indemnitor which is not paid within thirty (30) days after written demand therefor from an Indemnified Party with an explanation of the amounts demanded shall bear interest from the date of such demand at the Default Rate set forth in the Note.

8.           Indemnitor agrees to pay to each Indemnified Party all costs and expenses (including, without limitation, Indemnified Party's reasonable attorneys' fees and disbursements) incurred by such Indemnified Party in connection with this Indemnity or the enforcement hereof.  As used herein, the term “attorneys' fees” shall have the meaning given such term in the Deed of Trust.

9.           This Indemnity shall be binding upon each Indemnitor, his/her heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by each Indemnified Party, its successors, endorsers and assigns (including, without limitation, any entity to which Lender assigns, sells or participates all or any portion of its interest in the Loan).

10.         This Indemnity shall be governed and construed in accordance with the laws of the State of Nevada.

11.         Every provision of this Indemnity is intended to be severable.  If any provision of this Indemnity or the application of any provision hereof to any party or circumstance is declared to be illegal, invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction, such invalidity shall not affect the balance of the terms and provisions hereof or the application of the provision in question to any other party or circumstance, all of which shall continue in full force and effect.

12.         No failure or delay on the part of any Indemnified Party to exercise any power, right or privilege under this Indemnity shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  No provision of this Indemnity may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

13.         Neither the Real Property nor Indemnitor are in violation of any Environmental Law and neither the Real Property nor Indemnitor are subject to any existing, pending or threatened investigation by any federal, state or local governmental authority or are subject to any remedial obligation or lien under or in connection with any Environmental Law.

14.         Indemnitor is not required by any Environmental Law to obtain any permit or license to construct or use any improvements, fixtures or equipment that are a part of, or are located on, the Real Property or to operate any business that is being conducted or intended to be conducted on the Real Property.

15.         Indemnitor warrants that the information disclosed herein (including, without limitation, information set forth in Exhibit “B” hereto, if any) is true, complete and correct.

16.         If Lender shall ever have a reasonable basis to believe that there are Hazardous Substances affecting any of the Real Property (other than those described in Exhibit “B” hereto, if any) in violation of any Environmental Laws, Lender (by its officers, employees, and agents) at any time and from time to time may contract for the services of persons (“Site Reviewers”) to perform environmental Site Assessments (“Site Assessments”) on the Real Property for the purpose of determining whether there exists on the Real Property any environmental condition that could result in any liability, cost, or expense to the owner, occupier, or operator of such Real Property arising under any Environmental Laws.  The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Indemnitor that do not impede the performance of the Site Assessments (and Lender acknowledges that one of those conditions may be the condition that the Site Reviewers and the Lender will not unreasonably interfere with the use of the Real Property by any tenant thereon).  The Site Reviewers are hereby authorized to enter upon the Real Property for such purposes.  The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Substances on the Real Property and such other tests on the Real Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers.  Indemnitor will supply to the Site Reviewers such historical and operational information regarding the Real Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and will make available for meetings with the Site reviewers appropriate personnel having knowledge of such matters.  Lender shall make the results of such Site Assessments fully available to Indemnitor.  Indemnitor may, at its election, participate within reasonable limits approved by Lender, in the direction of such Site Assessments and the description of tasks of the Site Reviewers.  The full cost of performing such Site Assessments (including the analysis of the results thereof and the preparation of reports) shall be paid by Lender, unless an Event of Default (as defined in the Note) has occurred with respect to any covenant by or obligation of Indemnitor under the Note or the Deed of trust relating to any Hazardous Substance on or about the Real Property.  In such case, Indemnitor shall reimburse Lender for the reasonable cost of performing such Site Assessments within thirty (30) days of delivery by Lender to Indemnitor of a written accounting of all such costs, together with reasonable supporting documentation.

17.         While the lien of the Deed of Trust shall be continuing, Lender shall have the right, but not the obligation, without in any way limiting Lender's other rights and remedies, to enter into the Real Property or to take such other actions as it deems reasonably necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Substance on the Real Property following the final decision of any governmental regulatory agency or any court with jurisdiction over such matters of the existence of any Hazardous Substances on the Real Property or any part thereof in violation of any Environmental Laws, and provided that Indemnitor does not itself commence to take reasonable action to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any such Hazardous substance on or before the earlier of: (i) any date for the commencement of such action set forth in any such final decision; or (ii) ninety (90) days following the date of such final decision.  Notwithstanding the foregoing sentence, if:  (a) a Release has occurred on the Property; (b) a qualified public health official with jurisdiction over such matters advises Indemnitor that emergency remedial action is necessary with respect to such Release in order to avoid material harm or injury to persons or the Property; and (iii) Indemnitor fails to commence such action in an expeditious manner, then Lender shall have the right to take such action.  All reasonable costs and expenses paid or incurred by Lender in the exercise of any such rights shall be payable by Lender unless an Event of Default (as defined in the Note) has occurred with respect to any covenant by or obligation of Indemnitor under the Note or the Deed of Trust relating to any Hazardous Substance on or about the Real Property.  In such case, Indemnitor shall reimburse Lender for the reasonable cost of performing such Site Assessments within thirty (30) days of delivery by Lender to Indemnitor of a written accounting of all such costs, together with reasonable supporting documentation.

18.         Except as otherwise provided by law, any notice, request, demand, consent, approval or other communication (“Notice”) provided or permitted under this Indemnity, or any other instrument contemplated hereby, shall be in writing, signed by the part giving such Notice and shall be given by personal delivery to the other party or by United States certified or registered mail, postage prepaid, return receipt requested, addressed to the party for whom it is intended at its address as set forth below.  Unless otherwise specified, Notice shall be deemed given when received, but if delivery is not accepted, on the earlier of the date delivery is refused or the third day after same is deposited in any official United States Postal Depository.  Any party from time to time, by Notice to the other parties given as above set forth, may change its address for purpose of receipt of any such communication.

19.         This Indemnity may be executed in counterparts each of which shall be deemed an original and all of which shall constitute one and the same Indemnity with the same effect as if all parties had signed the same signature page.  Any signature page of this Indemnity may be detached from any other counterpart of this Indemnity and reattached to any other counterpart of this Indemnity identical in form hereto but having attached to it one or more additional signature pages.

20.         The Indemnitor specifically waives any right that it would otherwise have under Nevada Revised Statutes Section 40.430, and/or any other “one-action” rule or anti-deficiency legislation or rules.

[Signature Page Follows]

IN WITNESS WHEREOF, Indemnitor has executed this Indemnity as of the day and year first written above.

INDEMNITOR:
Shea Mining & Milling, LLC,
a Nevada limited liability company

By:	/s/ Christopher Boll
Name: Christopher Boll
Its: Managing Member

Address:	P.O. Box 370924
Las Vegas NV 89137
Attention: Christopher Boll

EXHIBIT “A”

All that certain real property situate in the County of Esmeralda, State of Nevada, more particularly described as follows:

Township 3 North, Range 40 East, M.D.B.&M.

Section   2: SW ¼ of NW ¼; W ½ of SW ¼
Section   3: S ½ of NE ¼; SE ¼; SE ¼ of NW ¼; E ½ of SW ¼
Section 10: NE ¼; SE ¼; E ½ of NW ¼; E ½ of SW ¼
Section 11: W ½ of W ½; SE ¼ of NW ¼
Section 14: NW ¼ of NW ¼

Excepting therefrom that portion of the W ½ of the W ½ of said Section 11, heretofore deeded to Southern California Edison Company, by a deed recorded November 7, 1967 in Book 3-X of Deeds, page 164 as File No. 35538 Esmeralda County, Nevada records and described as follows:

Beginning at a found lava rock 9 inches by 14 inches by 15 inches high set for the Southwest corner of said Section 11, said Southwest corner of Section 11, bears North 85°43'34" East along the South line of Section 10, Township 3 North, Range 40 East, M.D.B. & M., from a lava rock mound set for the Southwest corner of said Section 10, thence North 11°16'34" East 2512.91 feet to the true point of beginning of this description; Thence North 83°30'00" East 300.00 feet; Thence North 06°30'00" West 197.50 feet to a point hereinafter referred to as Point "A"; Thence continuing North 06°30'00" West 252.50 feet; Thence South 83°30'00" West 300 feet; Thence South 06°30'00" East 450 feet to the true point of beginning.

ASSESSOR’S PARCEL NUMBER FOR   2009-2010:  06-111-08

EXHIBIT “B”

(None)